Exhibit 10.60

Execution Version

CONTRIBUTION AND SATISFACTION OF INDEBTEDNESS AGREEMENT

This CONTRIBUTION AND SATISFACTION OF INDEBTEDNESS AGREEMENT (this “Agreement”), entered into as of September 12, 2022 (the “Agreement Date”), is by and among SORRENTO THERAPEUTICS, INC., a Delaware corporation (the “Sorrento”), SCILEX HOLDING COMPANY, a direct wholly owned subsidiary of Sorrento (“Scilex”), and SCILEX PHARMACEUTICALS, INC., an indirect wholly owned subsidiary of Sorrento and direct wholly owned subsidiary of Scilex (“Scilex Pharma”).

RECITALS

WHEREAS, Scilex and Scilex Pharma owe to Sorrento the amounts set forth on Schedule 1 hereto, including accrued interest thereon, if any, as of the date hereof (and as such schedule and amounts may be updated pursuant to the terms hereof, the “Aggregate Outstanding Amount” or “Outstanding Indebtedness”), for certain loans and other amounts provided by Sorrento to Scilex and Scilex Pharma; and

WHEREAS, Scilex and Sorrento desire that (i) Sorrento shall contribute the Outstanding Indebtedness to Scilex in exchange for the issuance by Scilex to Sorrento of preferred stock of Scilex, (ii) Scilex shall contribute to Scilex Pharma the portion of such Outstanding Indebtedness that is owed by Scilex Pharma to Sorrento as a capital contribution, and (iii) upon the occurrence of the events described in clauses (i) and (ii), the Aggregate Outstanding Amount and the Outstanding Indebtedness shall be satisfied in full.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement, for good and valuable consideration, the receipt and sufficiency of which are acknowledged and agreed, hereby agree as follows:

1.Contribution of Outstanding Indebtedness.

(a)Not less than three business days prior to the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 17, 2022, by and among Vickers Vantage Corp. I, a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the closing thereunder, “Vickers”), Vantage Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Vickers (the “Merger Sub”), and Scilex, as amended on September 12, 2022 (as so amended, and as may be further amended, restated, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), Sorrento shall deliver to Scilex an updated Schedule 1 which shall reflect all loans and other amounts payable by Scilex and Scilex Pharma (including all accrued and unpaid interest, as and if applicable) to Sorrento as of and including the date that is immediately prior to the Closing Date (as defined in the Merger Agreement) and references in this Agreement to the “Aggregate Outstanding Amount” or “Outstanding Indebtedness” shall mean the Aggregate Outstanding Amount and the Outstanding Indebtedness as so updated; provided, however, that in no event shall the Aggregate Outstanding Amount exceed $310,000,000.

(b)Prior to the Contribution (as defined below), Scilex will file, with the Secretary of State of the State of Delaware, (i) a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, in substantially the form attached hereto as Exhibit A, to increase the authorized number of shares of preferred stock of Scilex from 20,000,000 to 45,000,000 and (ii) a certificate of designations, in substantially the form attached hereto as Exhibit B, to set forth the designations, powers, rights and preferences and qualifications, limitations and restrictions of the Series A Preferred Stock, par value

$0.0001 per share, of the Company (the “Scilex Certificate of Designations” and such stock as designated therein, the “Series A Preferred Stock”).

(c)Effective as of immediately prior to, and contingent upon, the closing of the transactions contemplated by the Merger Agreement, Sorrento hereby elects to contribute the Outstanding Indebtedness on Schedule 1 (as amended in accordance with Section 1(a) hereof) to Scilex in exchange for the issuance by Scilex to Sorrento of (i) that number of shares of Series A Preferred Stock (subject to adjustment for recapitalizations, stock splits, stock dividends and similar transactions) (the “Shares” and such transaction, the “Contribution”) as is equal to (i) the sum of the Aggregate Outstanding Amount on Schedule 1 (as amended in accordance with Section 1(a) hereof) plus the amount that is equal to 10% of such Aggregate Outstanding Amount divided by (ii) $11.00 (rounded up to the nearest whole share). The Contribution shall be effective as of immediately prior to, and contingent upon, the closing of the transactions contemplated by the Merger Agreement.  Each party agrees to execute any and all additional documents the other parties may reasonably require to effect the Contribution (the “Transaction Documents”).  Scilex shall issue the Shares to Sorrento in book-entry form on the books and records of Scilex immediately upon the Contribution (the “Closing”) and no certificate shall be issued therefor.

(d)Sorrento acknowledges and agrees that in connection with the transactions contemplated by the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each Share shall be cancelled and converted into the right to receive (i) one Domesticated Parent Preferred Share (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement (the “New Scilex Preferred Stock”) which shall have the designations, powers, rights and preferences and qualifications, limitations and restrictions as set forth in the Certificate of Designations of Scilex Holding Company (the “New Scilex Certificate of Designations”), in substantially the form attached hereto as Exhibit C, and (ii) one-tenth of one Domesticated Parent Common Share.

2.Cancellation of Indebtedness, Representations. Sorrento further represents and warrants to Scilex and Scilex Pharma that Sorrento is the sole owner of all right, title and interest in and to the Outstanding Indebtedness.  Sorrento further agrees that (a) upon and as a result of the Contribution and the issuance of the Shares to Sorrento, the Outstanding Indebtedness of Scilex and Scilex Pharma owed to Sorrento shall be extinguished in its entirety and shall be of no further force or effect and shall be deemed satisfied in full and (b) Schedule 1 (as amended in accordance with Section 1(a) hereof) accurately and completely sets forth the principal amount and the accrual of any interest, if any, thereto of the Outstanding Indebtedness, and that there exists no other indebtedness or amounts owed by Scilex or Scilex Pharma to Sorrento or its affiliates as of immediately prior to the closing of the transactions contemplated by the Merger Agreement.

3.Waiver of Claims. Other than Sorrento’s right to receive the Shares pursuant to the Contribution, Sorrento hereby waives on its behalf and on behalf of its affiliates any and all demands, claims, suits, actions, causes of action, proceedings, assessments and rights in respect to the Outstanding Indebtedness, including, without limitation, (a) any principal or interest payments due as of immediately prior to the closing of the transactions contemplated by the Merger Agreement in excess of the amounts to be contributed in the Contribution and (b) any rights arising from any past or present default under the Outstanding Indebtedness. Sorrento, its affiliates and assigns, shall be solely responsible for all tax payment obligations incurred by Sorrento, its affiliates and assigns by reason of payment for or transfer, exchange or delivery of the applicable Outstanding Indebtedness or the issuance of the Shares pursuant to the Contribution and agree to indemnify and hold harmless Scilex and Scilex Pharma and their respective directors, officers, employees or agents and any person acting on behalf or at the request of Scilex and/or Scilex Pharma, together with any successors or assigns of the foregoing, from and against any and all such taxes, as well as any penalties and interest arising therefrom.

4.Further Actions. Sorrento agrees to promptly take, at Sorrento’s sole cost and expense, any further action and to execute any and all additional documents or instruments, in each case as reasonably requested by Scilex and Scilex Pharma, to terminate any liens or security interests that have arisen in connection with the Outstanding Indebtedness, if any. Sorrento agrees to deliver any of the original evidence of the Outstanding Indebtedness to Scilex (if such original evidence exists and is in Sorrento’s possession) for cancellation on or before the Contribution.

5.Capital Contribution to Scilex Pharma; Termination of Side Letter.

(a)Scilex and Scilex Pharma acknowledge and agree that the portion of the Outstanding Indebtedness set forth on Schedule 1 (as amended in accordance with Section 1(a) hereof) that is owed by Scilex Pharma to Sorrento shall, immediately following the Contribution, be further contributed by Scilex to Scilex Pharma as a contribution of capital for no consideration.

(b)Each of Sorrento and Scilex acknowledge and agree that upon completion of the Contribution, that certain letter agreement dated as of March 17, 2022, between Sorrento and Scilex shall be automatically terminated and shall be of no further force and effect.

6.Expenses. Except as provided in the first sentence of Section 4 of this Agreement, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

7.Representations and Warranties of Scilex and Scilex Pharma.  Each of Scilex and Scilex Pharma represents and warrants to Sorrento as of the date of this Agreement as set forth below:

(a)Organization, Good Standing and Qualification.  Such party is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Such party is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on such party or its business.

(b)Authorization; Binding Obligations.  Such party has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out its provisions. All corporate action on the part of such party, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the such party hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto pursuant to Scilex’s Certificate of Incorporation (as shall be amended as set forth in Section 1(b)) has been taken or shall have been taken prior to such sale, issuance and delivery of the Shares.  This Agreement, when executed and delivered, will be a valid and binding obligation of such party enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of such party’s rights and (b) general principles of equity that restrict the availability of equitable remedies.

(c)Offering Valid.  Assuming the accuracy of the representations and warranties of Sorrento contained in Section 8 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  None of Scilex, Scilex Pharma or any agent on its or their behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by Scilex within the registration provisions of the Securities Act or any state securities laws.

(d)Shares. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Scilex Certificate of Designation.

8.Representations and Warranties of Sorrento. Sorrento represents and warrants to Scilex and Scilex Pharma as of the date of this Agreement as set forth below:

(a)Requisite Power and Authority.  Sorrento has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out its provisions.  All corporate action on Sorrento’s part required for the authorization and delivery of this Agreement has been taken.  This Agreement, when executed and delivered, will be a valid and binding obligation of Sorrento, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of Sorrento’s rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)Investment Representations.  Sorrento understands that the Shares have not been and will not be registered under the Securities Act.  Sorrento also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Sorrento’s representations contained in the Agreement.

(i)Sorrento Bears Economic Risk.  Sorrento has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Scilex so that it is capable of evaluating the merits and risks of its investment in Scilex and has the capacity to protect its own interests.  Sorrento must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.  Sorrento understands that Scilex has no present intention of registering the Shares or any shares of its capital stock.  Sorrento also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Sorrento to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Sorrento might propose.

(ii)Acquisition for Own Account.  Sorrento is acquiring the Shares for Sorrento’s own account for investment only, and not with a view towards their distribution.

(iii)Accredited Investor.  Sorrento is an accredited investor within the meaning of Regulation D under the Securities Act.

(iv)Rule 144.  Sorrento acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Sorrento has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Scilex, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(v)Residence.  Sorrento resides in the state identified in the address of Sorrento set forth on its signature page hereto.

9.Entire Agreement.  This Agreement and the Transaction Documents, contains the entire agreement of the parties and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Agreement.

10.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts among California residents entered into and performed entirely within California.

11.Counterparts; Facsimile.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be as effective as original signatures.

12.Further Assurances.  Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this CONTRIBUTION AND SATISFACTION OF INDEBTEDNESS AGREEMENT as of the date first written above.

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji, Ph.D.
Name:	Henry Ji, Ph.D.
Title:	Chief Executive Officer

Address:	4955 Directors Place
San Diego, CA 92121

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer

Address:	960 San Antonio Road
Palo Alto, CA 94303

SCILEX PHARMACEUTICALS, INC.

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer

Address:	960 San Antonio Road
Palo Alto, CA 94303

SCHEDULE 1

OUTSTANDING INDEBTEDNESS

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

EXHIBIT B

SCILEX CERTIFICATE OF DESIGNATIONS

EXHIBIT C

NEW SCILEX CERTIFICATE OF DESIGNATIONS